NEWS RELEASE

CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

•	Full-year 2017 net earnings of $387 million, or $2.19 per diluted share

•	Full-year 2017 cash flow from operations of $802 million

•	Total liquidity of $3.350 billion, including $1.553 billion of cash

•	Full-year 2017 adjusted EBITDA of $1.087 billion

PITTSBURGH, January 31, 2018 – United States Steel Corporation (NYSE: X) reported full-year 2017 net earnings of $387 million, or $2.19 per diluted share. Adjusted net earnings were $341 million, or $1.94 per diluted share. This compares to a full-year 2016 net loss of $440 million, or $2.81 per diluted share. Adjusted net loss for 2016 was $250 million, or $1.60 per diluted share.
Fourth quarter 2017 net earnings were $159 million, or $0.90 per diluted share. Adjusted net earnings for the fourth quarter 2017 were $136 million, or $0.76 per diluted share. This compares to a fourth quarter 2016

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net loss of $105 million, or $0.61 per diluted share. Fourth quarter 2016 adjusted net earnings were $47 million, or $0.27 per diluted share.

Earnings Highlights

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2017	2016	2017	2016
Net Sales	$3,133	$2,650	$12,250	$10,261
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$92	$65	$380	$(3)
U. S. Steel Europe	112	63	327	185
Tubular	(6)	(87)	(99)	(304)
Other Businesses	10	21	44	63
Total segment earnings (loss) before interest and income taxes (a)	$208	$62	$652	$(59)
Postretirement benefit (expense) income	(24)	26	(66)	62
Other items not allocated to segments	(36)	(152)	22	(168)
Earnings (loss) before interest and income taxes	$148	$(64)	$608	$(165)
Net interest and other financial costs	78	43	307	251
Income tax (benefit) provision	(89)	(2)	(86)	24
Net earnings (loss)	$159	$(105)	$387	$(440)
Earnings (loss) per diluted share	$0.90	$(0.61)	$2.19	$(2.81)
(a) Fourth quarter and twelve months ended 2017 results include favorable impacts of $139 million and $344 million, respectively, related to our previously disclosed change in accounting method for property, plant and equipment.

Adjusted net earnings (loss) (b)	$136	$47	$341	$(250)
Adjusted earnings (loss) per diluted share (b)	$0.76	$0.27	$1.94	$(1.60)
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (b)	$309	$211	$1,087	$510
(b) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.
Commenting on U. S. Steel's results, President and Chief Executive Officer David B. Burritt said, "We finished the year with three solid quarters as investments in our assets helped to provide more stable operating performance, and results for all three of our reportable segments were in line with our expectations. We made good progress on our asset revitalization program in 2017, achieved the quality and reliability improvements we committed to for 2017, and are confident that we will achieve our 2018 improvement objectives."

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We continued to strengthen our balance sheet, with net debt decreasing by over $300 million in 2017 to approximately $1.150 billion. Our total liquidity increased by over $400 million in 2017 and ended the year at approximately $3.350 billion. The improving strength of our balance sheet and total liquidity supports the continued implementation of our asset revitalization program in our Flat-Rolled segment, as well as increasing investment in our Tubular and European businesses.

2018 Outlook
Commenting on U. S. Steel’s outlook for 2018, Burritt said, "Our focus in 2018 remains on improving the fundamental drivers of our business: safety, quality, delivery and cost and we expect the performance momentum from 2017 to continue. We will continue to provide our employees with the support and resources they need to succeed. When our employees succeed, our customers succeed. When our customers succeed, U. S. Steel succeeds."
If market conditions remain at their January 24, 2018 levels, we expect 2018 net earnings of approximately $685 million, or $3.88 per diluted share, and EBITDA of approximately $1.5 billion.
We believe market conditions, which include spot prices, raw material costs, customer demand, import volumes, supply chain inventories, rig counts and energy prices, will change, and as changes occur during the balance of 2018, we expect these changes to be reflected in our net earnings and EBITDA.
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Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of Outlook net earnings to consolidated Outlook EBITDA.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	717	692	726	666
U. S. Steel Europe ($/net ton)	634	484	622	483
U. S. Steel Europe (euro/net ton)	538	449	551	436
Tubular ($/net ton)	1,417	1,027	1,253	1,071
Steel Shipments (thousands of net tons): (a)
Flat-Rolled	2,442	2,369	9,887	10,094
U. S. Steel Europe	1,252	1,261	4,585	4,496
Tubular	179	138	688	400
Total Steel Shipments	3,873	3,768	15,160	14,990

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	21	—	158	42
U. S. Steel Europe to Flat-Rolled	—	—	47	—
Raw Steel Production (thousands of net tons):
Flat-Rolled	2,575	2,458	10,820	10,706
U. S. Steel Europe	1,314	1,278	5,091	4,967
Raw Steel Capability Utilization: (b)
Flat-Rolled	60%	57%	64%	63%
U. S. Steel Europe	104%	101%	102%	99%

CAPITAL EXPENDITURES
Flat-Rolled	$182	$14	$388	$111
U. S. Steel Europe	21	15	83	83
Tubular	9	7	28	88
Other Businesses	2	2	6	24

Total	$214	$38	$505	$306
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2017	2016	2017	2016
NET SALES	$3,133	$2,650	$12,250	$10,261

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,749	2,430	10,864	9,623
Selling, general and administrative expenses	110	49	375	255
Depreciation, depletion and amortization	125	123	501	507
Earnings from investees	(15)	(7)	(44)	(98)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(72)	—
Loss (gain) on equity investee transactions	19	—	(2)	—
Impairment of intangible assets	—	—	—	14
Restructuring and other charges	1	121	31	122
Net (gain) loss on disposal of assets	(3)	(1)	(5)	5
Other income, net	(1)	(1)	(6)	(2)

Total operating expenses	2,985	2,714	11,642	10,426

EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES	148	(64)	608	(165)
Net interest and other financial costs	78	43	307	251

EARNINGS (LOSS) BEFORE INCOME TAXES	70	(107)	301	(416)
Income tax (benefit) provision	(89)	(2)	(86)	24

Net earnings (loss)	159	(105)	387	(440)
Less: Net earnings (loss) attributable to the
noncontrolling interests	—	—	—	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$159	$(105)	$387	$(440)

COMMON STOCK DATA:

Net earnings (loss) per share attributable to
United States Steel Corporation stockholders:
Basic	$0.91	$(0.61)	$2.21	$(2.81)
Diluted	$0.90	$(0.61)	$2.19	$(2.81)
Weighted average shares, in thousands
Basic	175,117	172,975	174,793	156,673
Diluted	177,210	172,975	176,520	156,673
Dividends paid per common share	$0.05	$0.05	$0.20	$0.20

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Year Ended
	December 31,
(Dollars in millions)	2017	2016
Cash provided by operating activities:
Net earnings (loss)	$387	$(440)
Depreciation, depletion and amortization	501	507
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	—
Gain on equity investee transactions	(2)	—
Impairment of intangible assets	—	14
Restructuring and other charges	31	122
Loss on debt extinguishment	54	22
Pensions and other postretirement benefits	(16)	(62)
Deferred income taxes	(72)	9
Net (gain) loss on disposal of assets	(5)	5
Working capital changes	20	596
Income taxes receivable/payable	(52)	10
Other operating activities	28	(52)
Total	802	731

Cash used in investing activities:
Capital expenditures	(505)	(306)
Disposal of assets	5	12
Proceeds from sale of ownership interest in equity method investees	116	—
Other investing activities	(5)	(24)
Total	(389)	(318)

Cash (used in) provided by financing activities:
Issuance of long-term debt, net of financing costs	737	958
Repayment of long-term debt	(1,104)	(1,070)
Settlement of contingent consideration	—	(15)
Common stock issued	—	482
Receipts from exercise of stock options	20	35
Dividends paid	(35)	(31)
Taxes paid for equity compensation plans (a)	(10)	(4)
Total	(392)	355

Effect of exchange rate changes on cash	17	(8)

Net increase in cash and cash equivalents	38	760
Cash and cash equivalents at beginning of the year	1,515	755

Cash and cash equivalents at end of the period	$1,553	$1,515
(a) Effective January 1, 2017, the Company adopted Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (ASU 2016-09). As a result of adopting ASU 2016-09, cash taxes paid by the Company when directly withholding shares for tax withholding purposes have been classified as a cash flow financing activity. The adoption of this component of ASU 2016-09 was applied retrospectively, and the impact is reflected in the cash flow statement for the year ended December 31, 2016 accordingly.

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Dec. 31	Dec. 31
(Dollars in millions)	2017	2016
Cash and cash equivalents	$1,553	$1,515
Receivables, net	1,379	1,248
Inventories	1,738	1,573
Other current assets	85	20
Total current assets	4,755	4,356
Property, plant and equipment, net	4,280	3,979
Investments and long-term receivables, net	480	528
Intangible assets, net	167	175
Other assets	180	122

Total assets	$9,862	$9,160

Accounts payable	$2,170	$1,668
Payroll and benefits payable	347	400
Short-term debt and current maturities of long-term debt	3	50
Other current liabilities	201	213
Total current liabilities	2,721	2,331
Long-term debt, less unamortized discount and debt issuance costs	2,700	2,981
Employee benefits	759	1,216
Other long-term liabilities	361	357
United States Steel Corporation stockholders' equity	3,320	2,274
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$9,862	$9,160

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended		Year Ended
	Dec. 31		Dec. 31
(Dollars in millions)	2017	2016	2017	2016
Reconciliation to Adjusted EBITDA
Net earnings (loss) attributable to United States Steel Corporation	$159	$(105)	$387	$(440)
Income tax (benefit) provision	(89)	(2)	(86)	24
Net interest and other financial costs	78	43	307	251
Depreciation, depletion and amortization expense	125	123	501	507
EBITDA	273	59	1,109	342
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(72)	—
Loss (gain) on equity investee transactions	19	12	(2)	12
Loss on shutdown of certain tubular pipe mill assets	—	126	35	126
Restructuring and other charges and adjustments	—	(4)	—	(2)
Impairment of intangible assets	—	—	—	14
Granite City Works temporary idling charges	17	18	17	18
Adjusted EBITDA	$309	$211	$1,087	$510

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS (LOSS)

	Quarter Ended(a)		Year Ended(a)
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation to adjusted net earnings (loss) attributable to United States Steel Corporation
Net earnings (loss) attributable to United States Steel Corporation	$159	$(105)	$387	$(440)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(72)	—
Loss (gain) on equity investee transactions	19	12	(2)	12
Loss on shutdown of certain tubular pipe mill assets	—	126	35	126
Restructuring and other charges and adjustments	—	(4)	—	(2)
Loss on debt extinguishment	22	—	57	22
Effect of tax reform	(81)	—	(81)	—
Impairment of intangible assets	—	—	—	14
Granite City Works temporary idling charges	17	18	17	18
Total adjustments	(23)	152	(46)	190
Adjusted net earnings (loss) attributable to United States Steel Corporation	$136	$47	$341	$(250)

Reconciliation to adjusted diluted net earnings (loss) per share
Diluted net earnings (loss) per share	$0.90	$(0.61)	$2.19	$(2.81)
Gain associated with retained interest in U. S. Steel Canada Inc.	—	—	(0.41)	—
Loss (gain) on equity investee transactions	0.10	0.07	(0.01)	0.08
Loss on shutdown of certain tubular pipe mill assets	—	0.73	0.20	0.80
Restructuring and other charges and adjustments	—	(0.03)	—	(0.01)
Loss on debt extinguishment	0.12	—	0.33	0.14
Effect of tax reform	(0.46)	—	(0.46)	—
Impairment of intangible assets	—	—	—	0.09
Granite City Works temporary idling charges	0.10	0.11	0.10	0.11
Total adjustments	(0.14)	0.88	(0.25)	1.21
Adjusted diluted net earnings (loss) per share	$0.76	$0.27	$1.94	$(1.60)
(a) The adjustments included in this table have been tax effected at a 0% tax rate due to the recognition of a full valuation allowance.

UNITED STATES STEEL CORPORATION
RECONCILIATION OF ANNUAL EBITDA OUTLOOK

Year Ended
Dec. 31
(Dollars in millions)	2018
Reconciliation to Projected Annual EBITDA Included in Outlook
Projected net earnings attributable to United States Steel Corporation included in Outlook	$685
Estimated income tax expense	50
Estimated net interest and other financial costs	270
Estimated depreciation, depletion and amortization	495
Projected annual EBITDA included in Outlook	$1,500

UNITED STATES STEEL CORPORATION
RECONCILIATION OF NET DEBT

	Dec. 31	Dec. 31
(Dollars in millions)	2017	2016
Reconciliation of net debt
Short-term debt and current maturities of long-term debt	$3	$50
Long-term debt, less unamortized discount and debt issuance costs	2,700	2,981
Total debt	$2,703	$3,031
Less: Cash and cash equivalents	1,553	1,515
Net debt	$1,150	$1,516

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models that utilize enterprise value.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges, significant temporary idling charges, debt extinguishment and other related costs and effects of tax reform that are not part of the Company's core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges and significant temporary idling charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges, significant temporary idling charges, debt extinguishment and other related costs and effects of tax reform that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial Outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

The Company will conduct a conference call on fourth quarter and full-year 2017 earnings on Thursday, February 1, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. For more information on U. S. Steel, visit our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.
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